EXHIBIT 8.1

LIST OF MAJOR SUBSIDIARIES DIRECTLY (*) OR INDIRECTLY OWNED AT DECEMBER 31, 2004 (does not include Dealer Development companies)

		Ownership
Company Name	Country	Percentage
Austoft Industries Ltd.	Australia	100
Banco CNH Capital S.A. (*)	Brazil	100
Bli Group, Inc.	USA	100
Blue Leaf I.P., Inc.	USA	100
Case Brazil Holdings, Inc.	USA	100
Case Canada Receivables, Inc.	Canada (Alberta)	100
Case Credit Australia Investments Pty Ltd	Australia	100
Case Credit Holdings Limited	USA	100
Case Credit Ltd.	Canada (Alberta)	100
Case Credit Wholesale Pty Ltd	Australia	100
Case Equipment Holdings Limited	USA	100
Case Equipment International Corporation	USA	100
Case Europe S.a.r.l.	France	100
Case Harvesting Systems GmbH	Germany	100
Case India Limited	USA	100
Case International Marketing, Inc.	USA	100
Case LBX Holdings, Inc.	USA	100
Case Machinery (Shanghai) Co., Ltd.	China	100
Case New Holland Inc. (*)	USA	100
Case United Kingdom Limited	United Kingdom	100
Case Wholesale Receivables Inc.	USA	100
CNH America LLC	USA	100
CNH Argentina S.A.	Argentina	100
CNH Australia Pty Limited (*)	Australia	100
CNH Baumaschinen GmbH	Germany	100
CNH Belgium N.V.	Belgium	100

		Ownership
Company Name	Country	Percentage
CNH Canada, Ltd. (*)	Canada (Ontario)	100
CNH Capital America LLC	USA	100
CNH Capital Australia Pty Limited	Australia	100
CNH Capital Benelux (*)	Belgium	100
CNH Capital (Europe) Plc	Ireland	100
CNH Capital Insurance Agency Inc.	USA	100
CNH Capital LLC	USA	100
CNH Capital Plc (*)	Ireland	100
CNH Capital Receivables LLC	USA	100
CNH Capital U.K. Ltd. (*)	United Kingdom	100
CNH Componentes, S.A. de C.V.	Mexico	100
CNH Danmark A/S	Denmark	100
CNH Deutschland GmbH	Germany	100
CNH Engine Corporation	USA	100
CNH Financial Services (*)	France	100
CNH Financial Services A/S (*)	Denmark	100
CNH Financial Services GmbH	Germany	100
CNH Financial Services Srl (*)	Italy	100
CNH France S.A.	France	100
CNH International S.A. (*)	Luxembourg	100
CNH Italia S.p.A. (*)	Italy	100
CNH Latin America Ltda. (*)	Brazil	100
CNH Maquinaria Spain, S.A.	Spain	100
CNH Osterreich GmbH (*)	Austria	100
CNH Polska Sp.zo.o.	Poland	100
CNH Portugal Comercio de Tractores e Maquinas Agricolas, Ltda.	Portugal	100
CNH Receivables LLC	USA	100
CNH Servicos Tecnicos e Desenvolvimento de Negocios Ltda.	Brazil	100
CNH Trade N.V. (*)	Netherlands	100
CNH U.K. Limited	United Kingdom	100

		Ownership
Company Name	Country	Percentage
CNH Wholesale Receivables LLC	USA	100
Fermec North America, Inc.	USA	100
Fiatallis North America LLC	USA	100
Flexi-Coil (U.K.) Limited	United Kingdom	100
Harbin New Holland Tractors Co., Ltd.	China	100
HFI Holdings, Inc.	USA	100
International Harvester Company	USA	100
J.I. Case Company Limited	United Kingdom	100
MBA AG (*)	Switzerland	100
New Holland Australia Pty Ltd	Australia	100
New Holland (Canada) Credit Company	Canada (Ontario)	100
New Holland (Canada) Credit Holding Ltd.	Canada	100
New Holland Canada, Ltd.	Canada	100
New Holland Credit Australia Pty Limited	Australia	100
New Holland Credit Company, LLC	USA	100
New Holland Excavator Holdings LLC	USA	100
New Holland Financial Services Limited (*)	United Kingdom	100
New Holland Holding Limited	United Kingdom	100
New Holland Holdings (Argentina) S.A.	Argentina	100
New Holland Limited (*)	United Kingdom	100
New Holland Mauritius (Private) Limited (*)	Mauritius	100
New Holland Tractor Limited N.V.	Belgium/U.K.	100
New Holland Tractors (India) Private Limited	India	100
O&K Hilfe GmbH	Germany	100
Pryor Foundry, Inc.	USA	100
Receivables Credit II Corporation	Canada (Alberta)	100
Fiat Kobelco Construction Machinery Belgium S.A.	Belgium	75
Fiat Kobelco Construction Machinery S.p.A.(*)	Italy	75
Kobelco Construction Machinery Europe B.V.	Netherlands	75
Kobelco Construction Machinery America LLC	USA	65

		Ownership
Company Name	Country	Percentage
Shanghai New Holland Agricultural Machinery Corporation Limited	China	60
UzCaseMash LLC	Uzbekistan	60
UZCaseagroleasing LLC	Uzbekistan	51
UzCaseService LLC	Uzbekistan	51
UzCaseTractor LLC	Uzbekistan	51
CNH Capital Europe S.A.S. (*)	France	50
Consolidated Diesel Company	USA	50
Employers’ Health Initiatives, LLC	USA	50
L&T Case Equipment Private Limited	India	50
LBX Company LLC	USA	50
CNH de Mexico, S.A. de C.V. (*)	Mexico	50
New Holland HFT Japan, Inc. (*)	Japan	50
New Holland Finance Ltd. (*)	United Kingdom	49
Consorzio Cofhirete	Italy	48
Al-Ghazi Tractors Ltd. (*)	Pakistan	43
Megavolt, L.P., L.L.L.P.	USA	40
New Holland Trakmak Traktor ve Ziraat Makineleri A.S. (*)	Turkey	38
RosCaseMash	Russia	38
Turk Traktor ve Ziraat Makineleri A.S. (*)	Turkey	38
European Engine Alliance EEIG	United Kingdom	33
European Engine Alliance Scrl (*)	Italy	33
Fiat Gra. De EEIG (*)	United Kingdom	23
Kobelco Construction Machinery Company Ltd.	Japan	20
Isvor Fiat S.c.p.A.	Italy	12
Nuova Didactica S.c.a.r.l.	Italy	12
Polagris S.A.	Lithuania	11
Consaf	Italy	11
Brahma Steyr Tractors Limited	India	10
Corporation for the Romanian Agricultural Project Srl	Romania	10

		Ownership
Company Name	Country	Percentage
Fiat-Revisione Interna e Ispettorato Scrl (*)	Italy	10
Sadi Brasil Ltda.	Brazil	10

5